Exhibit 99.2

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(millions)
(unaudited)

	Three Months Ended March 31,
	2015	2014
OPERATING REVENUES	$19	$12
OPERATING EXPENSES
Operations and maintenance	6	4
Depreciation and amortization	10	4
Taxes other than income taxes and other	2	—
Total operating expenses	18	8
OPERATING INCOME	1	4
OTHER INCOME (DEDUCTIONS)
Interest expense	(2)	(2)
Benefits associated with differential membership interests - net	3	—
Total other income (deductions) - net	1	(2)
INCOME BEFORE INCOME TAXES	2	2
INCOME TAXES	2	1
NET INCOME	$—	$1

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(millions)
(unaudited)

	Three Months Ended March 31,
	2015	2014
NET INCOME	$—	$1
Net unrealized gains (losses) on cash flow hedges:
Effective portion of net unrealized losses (net of income tax benefit of less than $1 and less than $1, respectively)	(14)	—
Total other comprehensive loss, net of tax	(14)	—
COMPREHENSIVE INCOME (LOSS)	$(14)	$1

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
CONDENSED COMBINED BALANCE SHEETS
(millions)
(unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$15	$7
Accounts receivable	7	6
Restricted cash ($19 and $55 related to VIEs, respectively)	19	56
Prepaid expenses	1	1
Other current assets	2	2
Total current assets	44	72
Non-current assets:
Property, plant and equipment - net ($719 and $722 related to VIEs, respectively)	1,046	1,051
Construction work in progress	332	160
Deferred income taxes	21	22
Other non-current assets	40	46
Total non-current assets	1,439	1,279
TOTAL ASSETS	$1,483	$1,351
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$100	$116
Due to related parties	11	8
Current maturities of long-term debt	68	34
Accrued interest	1	2
Other current liabilities	6	5
Total current liabilities	186	165
Non-current liabilities:
Long-term debt	201	189
Deferral related to differential membership interests - VIEs	424	427
Accumulated deferred income taxes	18	19
Asset retirement obligation	14	12
Non-current due to related party	2	2
Other non-current liabilities	20	8
Total non-current liabilities	679	657
TOTAL LIABILITIES	865	822
COMMITMENTS AND CONTINGENCIES
EQUITY
Members' equity	638	535
Accumulated other comprehensive loss	(20)	(6)
TOTAL EQUITY	618	529
TOTAL LIABILITIES AND EQUITY	$1,483	$1,351

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(millions)
(unaudited)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$—	$1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10	4
Deferred income taxes	1	—
Benefits associated with differential membership interests - net	(3)	—
Other - net	—	1
Changes in operating assets and liabilities:
Accounts receivable	(1)	(1)
Other non-current assets	(1)	—
Accounts payable and accrued expenses	1	(1)
Due to related parties	—	(1)
Other current liabilities	(1)	(1)
Net cash provided by operating activities	6	2
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(103)	—
Changes in restricted cash	37	—
Other	—	1
Net cash provided by (used in) investing activities	(66)	1
CASH FLOWS FROM FINANCING ACTIVITIES
Members' contributions	40	5
Members' distributions	(18)	(6)
Payments to differential membership investors	(1)	—
Issuances of long-term debt	52	—
Retirements of long-term debt	(5)	(4)
Net cash provided by (used in) financing activities	68	(5)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8	(2)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	7	5
CASH AND CASH EQUIVALENTS - END OF PERIOD	$15	$3
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest, net of amounts capitalized	$3	$3
Members' noncash distributions	$4	$—
Members’ noncash contributions for construction costs and other expenditures	$85	$15
New asset retirement obligation additions	$2	$—
Change in accrued but not paid for capital expenditures	$72	$—

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
(unaudited)

The accompanying condensed combined financial statements should be read in conjunction with the audited financial statements for the Assets Acquired by NextEra Energy Partners, LP as of December 31, 2014 and 2013 and for the three years ended December 31, 2014 (the annual financial statements). The accompanying condensed combined financial statements reflect the combination of the acquired assets, as defined in the annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair financial statement presentation have been made. The results of operations for an interim period generally will not give a true indication of results for the year, and the results of operations for the acquired assets are not indicative of the actual level of costs that would have been incurred by the acquired assets if they had operated as an independent, publicly traded company during the periods presented or of the costs expected to be incurred in the future. Subsequent events have been evaluated through July 2, 2015.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Restricted Cash - At March 31, 2015 and December 31, 2014, approximately $19 million and $55 million, respectively, of current restricted cash on the accompanying condensed combined balance sheets primarily represents cash to fund outstanding construction accruals. The remaining balance at December 31, 2014 is held to satisfy the requirements of certain debt agreements.

Variable Interest Entities (VIEs) - An entity is considered to be a VIE when its total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support, or its equity investors, as a group, lack the characteristics of having a controlling financial interest. A reporting company is required to consolidate a VIE as its primary beneficiary when it has both the power to direct the activities of the VIE that most significantly impact the VIE's economic performance, and the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE. The acquired assets evaluate whether an entity is a VIE whenever reconsideration events as defined by the accounting guidance occur.

At March 31, 2015, the acquired assets have two VIEs, Palo Duro and Mammoth. The assets and liabilities of Palo Duro and Mammoth, consisting primarily of property, plant and equipment and deferral related to differential membership interests, totaled approximately $792 million and $485 million at March 31, 2015, respectively, and approximately $812 million and $555 million at December 31, 2014, respectively.

2.  INCOME TAXES

Income taxes are calculated using the separate return method for each of the acquired assets that are structured as corporations or as limited liability companies. The effective tax rate for the three months ended March 31, 2015 and 2014 was approximately 100% and 50%, respectively. For both periods there were state tax related permanent items that increased the rate above the statutory rate.

The effective tax rate is affected by recurring items, such as the relative amount of income earned in jurisdictions, the 50% tax basis reduction due to CITCs that are recognized when assets are placed into service, and valuation allowances on deferred tax assets.

3.  FAIR VALUE MEASUREMENTS

The fair value of assets and liabilities are determined using either unadjusted quoted prices in active markets (Level 1) or pricing inputs that are observable (Level 2) whenever that information is available and using unobservable inputs (Level 3) to estimate fair value only when relevant observable inputs are not available. The acquired assets use several different valuation techniques to measure the fair value of assets and liabilities relying primarily on the market approach of using prices and other market information for identical or comparable assets and liabilities for those assets and liabilities that are measured at fair value on a recurring basis. Certain financial instruments may be valued using multiple inputs including discount rates, counterparty credit ratings and credit enhancements. The assessment of the significance of any particular input to the fair value measurement requires judgment and may affect the fair value measurement of its assets and liabilities and the placement of those assets and liabilities within the fair value hierarchy levels. Non-performance risk, including the consideration of a credit valuation adjustment, is also considered in the determination of fair value for all assets and liabilities measured at fair value. All transfers between fair value hierarchy levels occur at the beginning of the period in which the transfer occurred.

Cash Equivalents and Restricted Cash - Cash equivalents and restricted cash consist of short-term, highly liquid investments with original maturities of three months or less. The acquired assets primarily hold these investments in money market funds. The fair value of these funds is calculated using current market prices.

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(unaudited)

Interest Rate Swaps - The acquired assets estimate the fair value of their derivatives using a discounted cash flows valuation technique based on the net amount of estimated future cash inflows and outflows related to the swap agreements. The primary inputs used in the fair value measurements include the contractual terms of the derivative agreements, current interest rates and credit spreads. The significant inputs for the resulting fair value measurement are market-observable inputs and the measurements are reported as Level 2 in the fair value hierarchy.

The acquired assets’ financial assets and liabilities and other fair value measurements made on a recurring basis by fair value hierarchy level are as follows:

	March 31, 2015			December 31, 2014
	Level 1	Level 2	Total	Level 1	Level 2	Total
	(millions)
Assets:
Cash equivalents	$2	$—	$2	$3	$—	$3
Restricted cash	19	—	19	56	—	56
Total assets	$21	$—	$21	$59	$—	$59
Liabilities:
Interest rate swaps	$—	$20	$20	$—	$7	$7
Total liabilities	$—	$20	$20	$—	$7	$7

Fair Value of Financial Instruments Recorded at the Carrying Amount - The carrying amounts of accounts receivable approximate their fair values. The carrying amounts and estimated fair values of other financial instruments, excluding assets and liabilities which are recorded at fair value and disclosed above, are as follows:

	March 31, 2015		December 31, 2014
	Carrying Value	Fair Value	Carrying Value	Fair Value
	(millions)
Notes receivable(a)	$16	$16	$16	$16
Long-term debt, including current maturities(b)	$269	$281	$223	$231
____________________

(a)
Fair value approximates carrying amount as they bear interest primarily at variable rates and have long-term maturities (Level 2) and are included in other non-current assets on the condensed combined balance sheets.

(b)	Fair value is estimated based on the borrowing rates as of each date for similar issues of debt with similar remaining maturities (Level 2).

4.  DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITY

The acquired assets recognize all derivative instruments, when required to be marked to market, on the balance sheet as either assets or liabilities and measures them at fair value each reporting period. In connection with their debt financings in December 2003, April 2004 and December 2014, the acquired assets entered into interest rate swap agreements to manage interest rate cash flow risk. Under the interest rate swap agreements, the acquired assets pay a fixed rate of interest and receive a floating rate of interest over the term of the agreements without the exchange of the underlying notional amounts. These agreements allow the acquired assets to offset the variability of their floating-rate loan interest cash flows with the variable interest cash flows received from the interest rate swap agreements. The commencement and termination dates of the interest rate swap agreements and the related hedging relationship coincide with the corresponding dates of the underlying variable-rate debt instruments, which mature in 2030 and 2032. As of March 31, 2015 and December 31, 2014, the combined notional amounts of the swap agreements were approximately $85 million and $87 million, respectively. In order to apply hedge accounting, the transactions must be designated as hedges and must be highly effective in offsetting the hedged risk. For interest rate swaps, generally the acquired assets assess a hedging instrument’s effectiveness by using non-statistical methods including dollar value comparisons of the change in the fair value of the derivative to the change in the fair value or cash flows of the hedged item. Hedge effectiveness is tested at the inception of the hedge and on at least a quarterly basis throughout the hedge’s life. The effective portion of changes in the fair value of derivatives accounted for as cash flow hedges are deferred and recorded as a component of accumulated other comprehensive income (loss) (AOCI). The amounts deferred in AOCI are recognized in earnings when the hedged transactions occur. Any amounts excluded from the assessment of hedge effectiveness, as well as the ineffective portion of the gain or loss, is reported in current earnings. A portion of certain of these hedges were ineffective as of March 31, 2015 and, as a result, less than $1 million was reclassified into earnings during the three months ended March 31, 2015.

Approximately $2 million of net losses included in AOCI at March 31, 2015, is expected to be reclassified into interest expense or into construction work in progress as capitalized interest within the next 12 months as interest payments are made. Such amount

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(unaudited)

assumes no change in interest rates. Cash flows from these interest rate swap contracts are reported in cash flows from operating activities in the accompanying condensed combined statements of cash flows.

The fair values of derivative instruments designated as cash flow hedging instruments are included on the accompanying condensed combined balance sheets as follows:

	March 31, 2015		December 31, 2014
	Assets	Liabilities	Assets	Liabilities
	(millions)
Interest rate swaps:
Other current liabilities	$—	$2	$—	$1
Other non-current liabilities	$—	$18	$—	$6

Losses related to cash flow hedges are recorded in the accompanying condensed combined financial statements as follows:

	Three Months Ended March 31,
	2015	2014
	(millions)
Interest rate swaps:
Losses recognized in other comprehensive income	$(14)	$—

5.  ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Accumulated Other Comprehensive Income (Loss)
Net Unrealized Gains (Losses) on Cash Flow Hedges
(millions)
Three months ended March 31, 2015
Balances, December 31, 2014	$(6)
Other comprehensive loss before reclassification	(14)
Amounts reclassified from AOCI to interest expense	—
Balances, March 31, 2015	$(20)

Accumulated Other Comprehensive Income (Loss)
Net Unrealized Gains (Losses) on Cash Flow Hedges
(millions)
Three months ended March 31, 2014
Balances, December 31, 2013	$(1)
Other comprehensive loss before reclassification	—
Amounts reclassified from AOCI to interest expense	—
Balances, March 31, 2014	$(1)

6.  RELATED PARTY TRANSACTIONS

Each project enters into operations and maintenance (O&M) agreements and administrative services agreements with subsidiaries of NextEra Energy Resources, LLC (NEER) whereby the projects pay a certain annual fee plus actual costs incurred in connection with certain O&M and administrative services performed under these agreements. The acquired assets’ operating expenses for each of the three months ended March 31, 2015 and 2014 are less than $1 million related to such services. In addition, certain of the acquired assets under construction have entered into construction coordination and construction management agreements with

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)
(unaudited)

NEER under which NEER provides construction management services, technical support and construction coordination efforts through the final completion date of construction. The acquired assets' costs for the three months ended March 31, 2015 include less than $1 million related to such services. There were no such costs in the three months ended March 31, 2014. The net payables at March 31, 2015 and December 31, 2014, for these services as well as for payroll and other payments made on behalf of these projects, were approximately $11 million and $8 million, respectively, and are included in due to related parties on the accompanying condensed combined balance sheets.

Cash Sweep Agreements - NEER and certain of its subsidiaries may withdraw funds received by certain of the acquired assets in connection with certain of the long-term debt agreements and hold those funds in accounts belonging to NEER or its subsidiaries to the extent the funds are not required to pay project costs, to pay debt, or otherwise required to be maintained by the acquired assets or any of their subsidiaries. NEER and its subsidiaries may keep the funds until the financing agreements permit distributions to be made or any of the acquired assets otherwise demand the return of such funds. If NEER fails to return withdrawn funds when required by the acquired assets' or their subsidiaries’ financing agreements, the lenders will be entitled to draw on credit support provided by NEER in the amount of such withdrawn funds. If NEER or one of its affiliates realizes any earnings on the withdrawn funds prior to the return of such funds, it will be permitted to retain those earnings. The cash sweep amounts held in accounts belonging to NEER or its subsidiaries as of March 31, 2015 and December 31, 2014 were approximately $3 million and $6 million, respectively.

Guarantees and letters of credit entered into by related parties - Certain power purchase agreements (PPAs) include requirements of the project entities to meet certain performance obligations. NextEra Energy Capital Holdings, Inc. (NEECH), a direct subsidiary of NEE, has provided letters of credit or guarantees for certain of these performance obligations and payment of any obligations from the transactions contemplated by the PPAs. In addition, certain of the financing agreements require cash and cash equivalents to be reserved for various purposes. In accordance with the terms of these financing agreements, guarantees from NEECH have been substituted in place of these cash and cash equivalents reserve requirements. In addition, certain interconnection agreements require letters of credit to secure certain payment obligations related to those agreements. NEECH also guarantees the cash sweep amounts held in accounts belonging to NEER as described above. As of March 31, 2015, NEECH guaranteed or provided letters of credit totaling approximately $470 million related to these obligations. Agreements related to the sale of differential membership interests require NEER to guarantee payment of construction-related expenses that were not yet paid before the sale of differential membership interests as well as payments due by the VIEs and payments to the VIEs' respective investors of amounts they have agreed to indemnify. As of March 31, 2015, NEER guaranteed a total of approximately $53 million related to these obligations.

Site certificate bond provided by related party - In August 2009, NEECH provided a site certificate bond of approximately $6 million to ensure the retirement of the turbines and restoration of the Stateline site to a useful, non-hazardous condition.

Non-current Due to Related Party - As of March 31, 2015 and December 31, 2014, approximately $2 million reported in non-current due to related party on the accompanying condensed combined balance sheets, represents amounts owed to NEER or NEER subsidiaries for reimbursement of turbine replacement costs as well as for fees related to O&M and administrative services agreement fees discussed above that Stateline is currently unable to pay due to debt covenant restrictions.

Development, Engineering and Construction Commitments - At March 31, 2015, NEER had several open engineering, procurement and construction contracts related to the procurement of materials and services for the acquired assets. During the three months ended March 31, 2015, NEER purchased and contributed approximately $49 million under these contracts, for which costs have been capitalized in construction work in progress.

7.  COMMITMENTS AND CONTINGENCIES

Land Use Commitments - The project owners are parties to various agreements that provide for payments to landowners for the right to use the land upon which the projects are located. These leases and easements can typically be renewed by the project owners for various periods. The annual fees range from minimum rent payments varying by lease to maximum rent payments of a certain percentage of gross revenues, varying by lease. Total lease expense was approximately $1 million for each of the three months ended March 31, 2015 and 2014, respectively, and is classified as operations and maintenance expenses in the accompanying condensed combined statements of operations.

Land leases related to one of the projects include a right-of-way lease/grant that provides for payments to the U.S Bureau of Land Management (BLM) for the right to use the public lands upon which the project is located. The lease may be renewed at expiration at the project's option and will be subject to the regulations existing at the time of the renewal. In connection with the terms of this lease, the project obtained a surety bond from a non-affiliated party in favor of the BLM for $19 million. The surety bond will remain in effect until the BLM is satisfied that there is no outstanding liability on the bond or satisfactory replacement bond coverage is furnished.

ASSETS ACQUIRED BY NEXTERA ENERGY PARTNERS, LP
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Concluded)
(unaudited)

The related minimum and varying lease payments are based on fair value. Certain of these payments are considered contingent rent and, therefore, expense is recognized as incurred.

The total minimum non-cancelable rental commitments at March 31, 2015 under these land use agreements are as follows:

Land Use Commitments
(millions)
2015 (Remaining)	$3
2016	3
2017	3
2018	3
2019	3
2020	3
Thereafter	93
Total minimum land use payments	$111

Development, Engineering and Construction Commitments - At March 31, 2015, the acquired assets had several open engineering, procurement and construction contracts related to the procurement of materials and services. Those contracts have varying payment terms and some include performance obligations that allow the acquired assets to receive liquidated damages if the contractor does not perform. During the three months ended March 31, 2015, the acquired assets purchased approximately $55 million under these contracts, for which costs have been capitalized in construction work in progress. As of March 31, 2015, the acquired assets have remaining commitments under these contracts of approximately $458 million.